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                                                                   Exhibit 10.16
                             AMENDED AND RESTATED
                             METROMAIL CORPORATION
                           1996 STOCK INCENTIVE PLAN
                                August 27, 1996

                                  I. GENERAL

1. Plan. To provide incentives to management and other persons through rewards based upon the ownership or performance of the common stock of Metromail Corporation (the "Company"), the Committee hereinafter designated, may grant cash or bonus awards, stock options, or combinations thereof, to eligible persons, on the terms and subject to the conditions stated in the Plan. For purposes of the Plan, references to employment by the Company also mean employment by a majority-owned subsidiary of the Company and employment by any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest.

2. Eligibility. Officers and other key management employees of, agents of, consultants to and advisors to, the Company, its subsidiaries, and any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest, and directors of the Company who are not employees of the Company ("Non-Employee Directors"), shall be eligible, upon selection by the Committee, to receive cash or bonus awards or stock options, either singly or in combination, as the Committee, in its discretion, shall determine. Non-Employee Directors shall also be eligible to participate in the Plan in accordance with Article IV.

3. Limitation on Shares to be Issued. Subject to adjustment as provided in
Section 5 of this Article I, 1,600,000 million shares of common stock ("common stock") shall be available under the Plan, reduced by (i) the aggregate number of shares of common stock which become subject to outstanding stock options under the terms of the Metromail Corporation 1996 Broad-Based Employee Stock Plan, and (ii) the aggregate number of shares of common stock which become subject to outstanding bonus awards and stock options under this Plan. Shares subject to a grant or award under either the Metromail Corporation 1996 Broad-Based Employee Stock Plan or this Plan which for any reason are not issued or delivered, including by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award or by reason of the delivery or withholding of shares to pay all or a portion of the exercise price or to satisfy tax withholding obligations, shall again be available for future grants and awards hereunder. For the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, the maximum number of shares of common stock with respect to which options may be granted during any three-year period to any person shall be 250,000, subject to adjustment as provided in Section 5 of this
Article I. The
                                      -1-
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maximum number of shares of common stock with respect to which fixed awards in the form of restricted stock may be granted hereunder is 200,000 in the aggregate, subject to adjustment as provided in Section 5 of this Article I.

     Shares of common stock to be issued may be authorized and unissued shares of common stock, treasury stock or a combination thereof.

4. Administration of the Plan. The Plan shall be administered by a Committee designated by the Board of Directors (the "Committee"). Each member of the Committee shall be (i) an "outside director" within the meaning of Section 162(m) of the Code and (ii), a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall, subject to the terms of the Plan, select eligible persons for participation; determine the form of each grant and award, either as cash, a bonus award or stock options or a combination thereof; and determine the number of shares or units subject to the grant or award, the fair market value of the common stock or units when necessary, the time and conditions of vesting, exercise or settlement, and all other terms and conditions of each grant and award, including, without limitation, the form of instrument evidencing the grant or award. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan, and impose, incidental to a grant or award, conditions with respect to competitive employment or other activities not inconsistent with the Plan. All such rules, regulations, interpretations and conditions shall be conclusive and binding on all parties. Each grant and award shall be evidenced by a written instrument and no grant or award shall be valid until an agreement is executed by the Company and the recipient thereof and, upon execution by each party and delivery of the agreement to the Company, such grant or award shall be effective as of the effective date set forth in the agreement.

     The Committee may delegate some or all of its power and authority hereunder to the Chairman or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of
(A) an employee who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period a grant or award hereunder to such employee would be outstanding or (B) an officer or other person subject to
Section 16 of the Exchange Act or (ii) decisions concerning the timing, pricing or amount of a grant or award to such an employee, officer or other person.

     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

5. Adjustments. In the event of any stock split, stock dividend, recapitalization,
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reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a regular cash dividend, the number and class of securities available under the Plan, the number and class of securities subject to each outstanding bonus award, the number and class of securities subject to each outstanding stock option, the purchase price per security and the number and class of securities subject to each option and restricted stock award to be granted to Non-Employee Directors pursuant to
Article IV shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options without a change in the aggregate purchase price. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or (ii) subject to an outstanding grant or award under the Plan, the Company shall pay the holder thereof, in connection with the first vesting, exercise or settlement of such grant or award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value on the date of such vesting, exercise or settlement over (B) the exercise price, if any, of such grant or award.

6. Effective Date and Term of Plan. The Plan shall be submitted to the sole stockholder of the Company for approval and, if approved, shall become effective as of the closing date of the Company's initial public offering of common stock. The Plan shall terminate when shares of common stock are no longer available under the Plan unless terminated prior thereto by action of the Board. No further grants or awards shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants or awards made prior to termination.

7. Amendments. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without stockholder approval if stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, or such amendment would increase (subject to Section 5 of this Article I) the maximum number of shares available under the Plan. No amendment may impair the rights of a holder of an outstanding grant or award without the consent of such holder.

                                II. BONUS AWARDS

1. Form of Award. Bonus awards, whether performance awards or fixed awards, may be made to eligible persons in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is substantially the equivalent of a share of common stock but for the power to vote and, subject to the Committee's discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of common stock, (iii) shares of common stock issued to the eligible person but forfeitable and with
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restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing.

2. Performance Awards. Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with the actual such amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other specific objectives over a performance period of not less than one nor more than ten years, as determined by the Committee. No rights or interests of any kind shall be vested in an individual receiving a performance award until the conclusion of the performance period and the determination of the level of achievement specified in the award, and the time of vesting, if any, thereafter shall be as specified in the award.

3. Fixed Awards. Awards may be made which are not contingent on the achievement of specific objectives, but are contingent on the participant's continuing in the Company's employ for a period specified in the award.

4. Rights with Respect to Restricted Shares. If shares of restricted common stock are subject to an award, the participant shall have the right, unless and until such award is forfeited or unless otherwise determined by the Committee at the time of grant, to vote the shares and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that a distribution with respect to shares of common stock, other than a regular quarterly cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of common stock with respect to which such distribution was made.

     During the restriction period, a certificate or certificates representing restricted shares shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required under applicable laws, rules or regulations, indicating that the ownership of the shares of common stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the agreement relating to the restricted shares. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of common stock subject to the award in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of applicable objectives, and subject to the Company's right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of shares of common stock shall be delivered to the holder of such award.

5. Rights with Respect to Stock Units. If stock units are credited to a participant pursuant to an award, then, subject to the Committee's discretion, amounts equal to
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dividends and other distributions otherwise payable on a like number of shares of common stock after the crediting of the units (unless the record date for such dividends or other distributions precedes the date of grant of such award) shall be credited to an account for the participant and held until the award is forfeited or paid out. Interest shall be credited on the account annually at a rate equal to the return on five year U.S. Treasury obligations.

6. Vesting and Resultant Events. The Committee may, in its discretion, provide for early vesting of an award in the event of the participant's death, permanent and total disability or retirement. At the time of vesting, (i) the award, if in units, shall be paid to the participant either in shares of common stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, and the participant's account to which dividend equivalents, other distributions and interest have been credited shall be paid in cash, (ii) the award, if a cash bonus award, shall be paid to the participant either in cash, or in shares of common stock with a then fair market value equal to the amount of such award, or in such combination thereof as the Committee shall determine and (iii) shares of restricted common stock issued pursuant to an award shall be released from the restrictions.

                               III. STOCK OPTIONS

1. Grants of Options. Options to purchase shares of common stock may be granted to such eligible persons as may be selected by the Committee. These options may, but need not, constitute "incentive stock options" under Section 422 of the Code or any other form of option under the Code. An incentive stock option may not be granted to any person who is not an employee of the Company or any subsidiary (as defined in Section 424 of the Code). To the extent that the aggregate fair market value (determined as of the date of grant) of shares of common stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall not constitute incentive stock options.

2. Number of Shares and Purchase Price. The number of shares of common stock subject to an option and the purchase price per share of common stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of common stock shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option; provided further, that if an incentive stock option shall be granted to any person who, on the date of grant of such option, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a "Ten Percent Holder"), the purchase price per share of common stock shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.
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3. Exercise of Options. The period during which options granted hereunder may be exercised shall be determined by the Committee; provided, however, that no incentive stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercisable more than five years after its date of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of common stock.

     An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of common stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) in previously owned whole shares of common stock (which the optionee has held for at least six months prior to delivery of such shares or which the optionee purchased on the open market and for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B) and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D). Any fraction of a share of common stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing common stock shall be delivered until the full purchase price therefor has been paid.

4. Termination of Employment or Service. An option may be exercised during the optionee's continued employment with the Company or during the optionee's continued provision of services to the Company, and, unless otherwise determined by the Committee as set forth in the agreement relating to the option, for a period not in excess of ninety days following termination of employment or the provision of services, as the case may be, and only within the original term of the option; provided, however, that if employment of the optionee by the Company or the provision of services by the optionee to the Company shall have terminated by reason of retirement or total and permanent disability, then the option may be exercised to the extent set forth in the agreement relating to the option for a period not in excess of five years following termination of employment or the provision of services, but not after the expiration of the term of the option. In the event of the death of an optionee (i) during employment or the term in which services are being provided, (ii) within a period not in excess of five years after termination of employment or the term in which services are being provided by reason of retirement or total and permanent
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disability or (iii) within ninety days after termination of employment or the term in which services are being provided for any other reason, outstanding options held by such optionee at the time of death may be exercised to the extent set forth in the agreement relating to the option by the executor, administrator, personal representative, beneficiary or similar persons of such deceased optionee within ninety days of the date of death, but in each case only within the original term of the option.

               IV.  PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

1. Eligibility. Each Non-Employee Director shall be granted options to purchase shares of common stock and fixed awards in the form of restricted stock in accordance with this Article IV. Options granted under this Article IV shall not constitute incentive stock options.

2. Grants of Stock Options. Each Non-Employee Director shall be granted options to purchase shares of common stock as follows:

     (a) Non-Elective Grants. On September 1 of each year beginning September 1, 1996 (or, if a person is not a Non-Employee Director on the applicable September 1, on the date on which such person is first elected or begins to serve as a Non-Employee Director other than by reason of termination of employment), each person who is a Non-Employee Director on such date shall be granted an option to purchase 5,000 shares of common stock (which amount shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the applicable September 1) at a purchase price per share equal to the fair market value of a share of common stock on the date of grant of such option.

     (b) Elective Grants. On September 1 of each year beginning September 1, 1996, options to purchase 2,500 shares of common stock shall be granted to each Non-Employee Director who, prior to such date, files with the Company a written election to receive options to purchase common stock in lieu of all of such Non-Employee Director's annual cash retainer fee payable by the Company to such Non-Employee Director for services as a Director of the Company for the one-year period beginning on such September 1 ("Annual Retainer"). In the event a person is not a Non-Employee Director on the applicable September 1, if such person files with the Company, not later than the fifth business day after which such person is first elected or begins to serve as a Non-Employee Director other than by reason of termination of employment, a written election to receive options to purchase common stock in lieu of all of such Non-Employee Director's Annual Retainer payable with respect to the remainder of such one-year period, options to purchase that number of shares of common stock set forth in the following sentence shall be granted to such Non-Employee Director on the tenth business day after the date such written election is filed with the Company. The number of shares (rounded to the nearest whole
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number) of common stock underlying such Non-Employee Director's options granted pursuant to the preceding sentence shall be determined by multiplying 2,500 by a fraction, the numerator of which is the number of days from and including the date on which such person was first elected or began to serve as a Non-Employee Director to and including the following August 31, and the denominator of which is 365. An election pursuant to this subsection 2(b) shall be irrrevocable on and after the second business day prior to the date of grant of the options.

     The purchase price per share of common stock subject to an option granted pursuant to this subsection 2(b) shall equal the fair market value of a share of common stock on the date of grant of such option.

     (c) Option Period and Exercisability. Except as otherwise provided in
Section 3 of Article V of the Plan, each option granted under this Article IV shall not be exercisable during the first year following its date of grant. Thereafter, such option shall be fully exercisable on and after the first anniversary of its date of grant. Each option granted under this Article IV shall expire ten years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of common stock. Options granted under this Article IV shall be exercisable in accordance with the second paragraph of Section 3 of Article III.

     (d) Termination of Directorship. An option granted under this Article IV may be exercised during the optionee's continued service as a Director of the Company and for a period not in excess of one year following termination of service as a Director of the Company other than by reason of death and only within the original term of the option; provided, however, that if the optionee's service as a Director of the Company shall have terminated (i) after at least three but less than six years of service as a Director of the Company, such option may be exercised for a period not in excess of two years following such termination of service, (ii) after at least six but less than nine years of service as a Director of the Company, such option may be exercised for a period not in excess of three years following such termination of service, and (iii) after nine or more years of service as a Director of the Company, such option may be exercised for a period not in excess of four years following such termination of service, but in each case only within the original term of the option. In the event of the death of an optionee (i) while such optionee is serving as a Director of the Company or (ii) after termination of service as a Director of the Company and during the period in which an option is exercisable as determined in accordance with the preceding sentence, any outstanding option granted under this Article IV which is exercisable on the date of the optionee's death may be exercised to the extent then exercisable by the executor, administrator, personal representative, beneficiary or similar person of such deceased optionee within 90 days of the date of death, but in each case only within the original term of the option.

3. Grants of Restricted Stock Awards. Each Non-Employee Director shall be granted fixed awards in the form of restricted stock as follows:
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     (a) Time of Grant.  On September 1, 1996 (or, if a person is not a Non-
Employee Director on September 1, 1996 on the date on which such person is first elected or begins to serve as a Non-Employee Director other than by reason of termination of employment), each person who is a Non-Employee Director on such date shall be granted a restricted stock award of 1,000 shares of common stock.

     (b) Vesting and Forfeiture.  Except as otherwise provided in Section 3 of
Article V of the Plan, the shares of common stock covered by a restricted stock award granted under this Article IV shall vest on the date of the third anniversary of the date of grant of such award, provided, however, the shares of common stock covered by such award shall be forfeited to and become the property of the Company if prior to vesting the holder of such award shall terminate service as a Director of the Company.

     (c) Restrictions on Transfers. Until the shares of common stock covered by a restricted stock award under this Article IV have become vested and until the date which is 30 days after the termination of service as a Director of the Company of the holder of such award, neither such award nor any shares of common stock covered by such award nor any rights thereunder (i) may be transferred or assigned by such holder other than by will or the laws of descent and distribution or (ii) shall be subject to execution, attachment or other process, and no person shall be entitled to exercise any rights of such holder under such award by virtue of any attempted execution, attachment or other process. Any transfer other than by will or the laws of descent and distribution or any attempted assignment, pledge or hypothocation, whether or not by operation of laws, shall be void. Notwithstanding the foregoing, in the event the shares of common stock covered by a restricted stock award under this Article IV vest as a result of a Change of Control, the Company shall, no later than five business days after the Acceleration Date, deliver to the holder one or more certificates for the vested shares, free of any restrictive legends, and destroy any stock powers relating to the vested shares. The Company shall be entitled to hold the certificate or certificates for shares of common stock covered by a restricted stock award under this Article IV until the restrictions on transfer set forth in this Article IV shall have lapsed.

     (d) Rights as a Shareholder. The holder of a restricted stock award under this Article IV shall have the right to vote the shares of common stock covered by such award and to receive dividends, if any, thereon, unless and until such shares are forfeited pursuant to subparagraph 3(b).

                                   V.  OTHER

1. Non-Transferability of Options. No option shall be transferable other than
(i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise set forth in the agreement relating to such option. Each option may be exercised during the participant's lifetime only by the participant or the participant's guardian, legal representative or similar person. Except as permitted by the second preceding sentence, no option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, such award and all rights thereunder shall immediately become null and void.

2. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock or the payment of any cash pursuant to a grant or award hereunder, payment by the holder thereof of any Federal, state, local or other taxes which may be required to be withheld or paid in connection therewith. An agreement may provide that (i) the Company shall withhold whole shares of common stock which would otherwise be delivered to a holder, having an aggregate fair market value determined as of the date the obligation to withhold or pay taxes arises in connection therewith (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of common stock (which the holder has held for at least six months prior to the delivery of such shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate fair market value determined as of the Tax Date, (C) authorizing the Company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). An agreement relating to a grant or award hereunder may provide for shares of common stock to be delivered or withheld having an aggregate fair market value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rates. Any fraction of a share of common stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3. Acceleration Upon Change in Control. If while any performance award or fixed award granted under Article II or IV or any stock option granted under Article III or IV is outstanding --

     (a) any "person," as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a "Person") is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

     (b) during any period of twenty-four (24) consecutive months (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, (any of such events being hereinafter referred to as a "Change in Control"), then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval of a merger, consolidation, plan of complete liquidation or an agreement for the sale of the Company's assets as described above occurs (the applicable date being hereinafter referred to as the

"Acceleration Date"), (i) with respect to such performance awards, the highest level of achievement specified in the award shall be deemed met and the award shall be immediately and fully vested, (ii) with respect to such fixed awards, the period of continued employment or provision of services, as the case may be, specified in the award upon which the award is contingent shall be deemed completed and the award shall be immediately and fully vested and (iii) with respect to such options, all such options, whether or not then exercisable in whole or in part, shall be fully and immediately exercisable.

4. Restrictions on Shares. Each grant and award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of common stock subject thereto upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of common stock delivered pursuant to any grant or award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5. No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any grant or award made hereunder shall confer upon any person any right to continued employment or engagement for services by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment or engagement for services of any person at any time without liability hereunder.

6. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of common stock or other equity security of the Company which is subject to a grant or award hereunder unless and until such person becomes a stockholder of record with respect to such shares of common stock or equity security.

7. Governing Law. The Plan, each grant and award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

8. Approval of Plan. The Plan and all grants and awards made hereunder shall be null and void if the adoption of the Plan is not approved by the sole stockholder of the Company.

9. Foreign Eligible Persons. Without amending this Plan, the Committee may grant options to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its subsidiaries operates or has employees, agents, consultants or advisors.